UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2013

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On April 19, 2013, the Board of Directors (“Board”) of Splunk Inc. (the “Company”) appointed Patricia B. Morrison to serve as a member of the Board, effective as of April 19, 2013, and increased the size of the Board from seven to eight directors. Ms. Morrison will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2014.

Since 2009, Ms. Morrison, age 53, has served as executive vice president, customer care shared services and chief information officer of Cardinal Health, Inc., a provider of healthcare services.  Prior to joining Cardinal Health, Ms. Morrison was chief executive officer of Mainstay Partners, a technology advisory firm, from 2008 to 2009, and executive vice president and chief information officer at Motorola, Inc., a designer, manufacturer, marketer and seller of mobility products, from 2005 to 2008. Her previous experience also includes chief information officer of Office Depot, Inc. and senior-level information technology positions at PepsiCo, Inc., The Quaker Oats Company, General Electric Company, and The Procter & Gamble Company.  Ms. Morrison also previously served on the board of directors for JoAnn Stores, Inc. and SPSS, Inc.  Ms. Morrison holds a B.A. and B.S. from Miami University in Oxford, Ohio.  Ms. Morrison was selected to serve on the Board because the Board believes that Ms. Morrison possesses specific attributes that qualify her to serve as a director, including her information technology expertise and professional experience as an executive of other public companies.

There is no arrangement or understanding between Ms. Morrison and any other persons pursuant to which Ms. Morrison was elected as a director.

In accordance with the Company’s standard compensatory arrangement for non-employee directors, Ms. Morrison will receive $30,000 per year in cash compensation for her service as a member of the Board, and was granted a restricted stock unit award having a value of $300,000 on the date of grant, which award will vest as to one-third (1/3) of the shares on each of the first three anniversaries of the grant date, subject to Ms. Morrison’s continued service as a member of the Board through each such vesting date.

A copy of the press release announcing Ms. Morrison’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press release issued by Splunk Inc. dated April 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date:  April 22, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Splunk Inc. dated April 22, 2013.